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                                                                    EXHIBIT 10.1

                              SHARE SALE AGREEMENT


THIS AGREEMENT is made the _________ day of January 2001


B E T W E E N:


(1) NIGHTINGALE TECHNOLOGIES LIMITED (formerly known as The Advanced Software Research Laboratory Limited) a Company incorporated in Niue (Company Registration No 003632) of Villa 2, Khalydia, 42127 Abu Dhabi, United Arab Emirates (hereinafter referred to as "the Vendor" of the one part) and

(2) HTTP TECHNOLOGY INC (formerly known as Internet Holdings Inc) a Delaware Corporation who carries on business at 46 Berkeley Square, Mayfair, London, W1X 5DB (hereinafter referred to as "the Purchaser") and which shall in either case where the context does admit include the agent or representatives thereof.

WHEREAS the Vendor owns 100% of the entire issued share capital of a Company incorporated on 12th July 2000 in England and Wales under the name of Nightingale Technology Limited (and now called HTTP Insights Limited) (Company Registration No 4032598) (hereinafter referred to as "the Company")


AND WHEREAS the Company is the owner of all the intellectual property rights in respect of the Company's development of advanced software applications and processes making use of its

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proprietary clustering analysis algorithms and wavelets technology is the proprietor of an application for the Grant of a patent to the European Patent Office in respect of such technology and is in the course of preparing another application for the Grant of a Patent in respect of its anti-larsen technology and intends to file further applications for the grant of a patent in respect of new applications, processes and improvements to existing technological processes in respect of which an application for the Grant of a Patent or Patents has been submitted.


AND WHEREAS the Purchaser is now presently desirous for commercial purposes to acquire the entire issued share capital of the Company from the Vendor and to assist the Company with its development, marketing, sale and distribution of all the products developed by the Company making use of its intellectual property rights aforesaid.


NOW IT IS HEREBY AGREED AS FOLLOWS:-

1. The Vendors shall sell and the Purchaser shall purchase the entire issued share capital of the company, full particulars of which appear in the First Schedule annexed hereto (hereinafter referred to as "the Sale Shares") in consideration for the Purchase Consideration set out in Clause 2 below and the Sale of the Sale Shares shall be subject to all the terms and conditions hereinafter appearing.

2.    (a)         The Purchase Consideration for the Sale Shares shall be
            satisfied by the issue to the Vendor of 15,000,000 (Fifteen Million) fully paid ordinary shares in the Company issued the United States Securities Act 1933 as amended, such

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            shares to be restricted stock and to bear the appropriate legend in the form set out in the Second Schedule annexed hereto ("the Consideration Shares").

      (b) The Consideration Shares shall be issued to the Vendors in the proportions and on the happening of the following events:-

            a. 7,500,000 (Seven Million Five Hundred Thousand Shares) upon appropriate validation being provided by Defence Evaluation Research Agency of Room 1005 A8 Building DERA Farnborough, Hampshire, England ("DERA") as to the technical novelty and commercial viability of the Company's proprietary technology

            b. 7,500,000 (Seven Million Five Hundred Thousand Shares) upon either Company's first use of a medical imaging prototype in trials for scanning with third parties or upon appropriate validation being provided by DERA as to the technical novelty and commercial viability of the same, whatever shall be the earlier

            PROVIDED ALWAYS that in respect of sub paragraphs (b) a and (b) b above the Company shall cause to be issued to the Vendors the consideration shares within 72 hours of the happening of the aforementioned events (or if for any reason this period shall form a bank holiday or weekend, on the first available business day thereafter)

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3.      The sale of the Sale Shares shall be subject to and conditional on:-

   (a) The Purchaser making available to the Company a loan facility of $15,000,000 USD (Fifteen Million United States Dollars) to fund working capital and repayment of the Company's debts including in part a debt owed by the Company to the Vendor.

   (b) The Purchaser shall obtain the prior written consent of the Inventor, Dr Sabbir Ahmed Rahman ("Dr Rahman") and Mr Stephen Forsyth (acting on behalf of the Vendor) to any proposed development of the proprietary technology for all military applications that are considered by Dr Rahman and Mr Forsyth in their absolute discretion to be of an offensive nature (that is to say, used for the purposes of attack as opposed to Defence) and in every instance so as to avoid doubt the Purchaser does hereby undertake to submit first to Dr Rahman and Mr Forsyth full and sufficient details of all proposed military applications that the Company intends to develop.

   (c) The Company shall enter into a new service Contract with Dr Rahman for a term of three years from the 1st December 2000 on the same terms and conditions as those appearing in a Service Contract dated 12th June 2000 between Nightingale Technologies Limited (a Company incorporated in Niue but at the time having its place of business in Gibraltar) and Dr Rahman, appointing Dr Rahman to be the

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        Company's Director of Development (a copy of such Service Contract being annexed hereto and comprising the Third Schedule hereof).

   (d) Upon completion of this Share Sale Agreement the Vendor shall have the right to appoint up to two persons to sit on the Board of Directors of the Purchaser.

   (e) The Purchaser shall and does hereby grant Observer status to the Vendor's representative, Mr Stephen Forsyth to enable Mr Forsyth to attend all Board Meetings and to be provided with all information pertinent to the management and affairs of the Company and does hereby appoint Mr Forsyth to act as a Consultant to the Vendor to assist the Vendor in the development of the Company's business and products including negotiations for and with suitable Joint Venture partners and for the marketing, sale and distribution of the Company's products and in relation to its business and affairs generally PROVIDED ALWAYS THAT upon the Vendor appointing one or more persons to act as Directors of the Company pursuant to the immediately preceding sub-paragraph (d) aforesaid then the Vendor shall no longer be entitled to rely upon such Observer rights but the Purchaser may, at its option, continue with the Consultancy arrangements with Mr Forsyth. It is agreed and accepted by the Purchaser that Mr Forsyth shall have the option of appointing an alternative Observer to act in his place from time to time when he would not otherwise by available to attend Board Meetings of the Purchaser.

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   (f)  The Vendor does hereby agree warrant and declare that it will not in any circumstances enter into any research or development or make arrangements for the marketing or sale whether directly or indirectly in respect of any applications or products that shall directly compete with any of the processes, applications and/or products derived from the intellectual property rights of the Company originally assigned by the Vendor to the Company (except for any such rights that are or which may come into the public domain).

4. The Vendor does hereby warrant that it has a good free and unencumbered title to the Sale Shares and as at the date of their delivery to the Purchaser the same shall be unencumbered and capable of being transferred to the Purchaser and duly registered in the Purchaser's name or as they shall direct.

5. Completion shall take place contemporaneously with the execution of this agreement and shall be subject to and conditional on the Consideration Shares having first been allocated in the name of the Vendor and then held in an escrow account with the Purchaser's Solicitors or as the parties hereto shall otherwise agree (and evidence in writing) pending their release in accordance with the provisions of Clause 2(a) above and the Vendor shall cause to be delivered to Purchaser the Share Certificates in respect of the Sale Shares or make such other arrangements as the parties hereto may have agreed for their safe delivery to the Purchaser.

VENDOR'S WARRANTIES

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6. (a)  ORGANISATION. The Vendor is a corporation duly formed, validly existing and in good standing under the laws of Niue.

   (b) AUTHORISATION. The Vendor has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement has been duly authorised, executed and delivered by the Vendor and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

   (c) VALIDITY. Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereby will conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by the terms of:

        (i) any law, any rule or regulation of any government or any agency of any government, or any judgment, order, writ, decree, permit or license of any court or other agency of any government to which the Vendor may be subject;

        (ii) this Share Sale Agreement or any other contract, agreement, commitment or instrument to which the Vendor is a party or by which it or any of its assets is bound or committed; or

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        (iii)     the Vendor constituent charter documents or other governing instruments.

            Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereby will constitute an event which, with the lapse of time or action by a third party, could result in the default under any of the foregoing or result in the creation of any Lien upon the sale shares. Other than the registrations, filings, consents and approvals that have been made or obtained, the execution and delivery of this Agreement and the performance and consummation of the transactions contemplated hereby will not require any registration, filing consent or approval under any such law, rule, regulation, judgment, order, writ, decree, permit or license or consent or approval of any other party or other contract, agreement, commitment or instrument.

   (d) OWNERSHIP OF SALE SHARES. The Vendor owns all right, title and interest (legal and beneficial) in and to the Sale Shares identified as being owned by the Vendor free and clear of all Liens.

   (e)         CAPITAL CONTRIBUTIONS. The Vendor has not:-


            (i)       received or been notified that it is entitled to receive
                  any payments of interest, dividends or capital distributions,

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            (ii)      made or been notified that it is entitled to or obligated
                  to make any Capital Contribution. The Vendor has no obligation pursuant to any letter of credit, guarantee, pledge, hypothecation, borrowing or other similar arrangement in connection with the acquisition of any of the Sale Shares or any transaction with any third party.

   (f) CERTAIN CONDUCT. The Vendor has not, except with the prior acknowledgement and approval by the Purchaser,


            (i)       sold, assigned, transferred, delivered or otherwise
                  disposed of any of the Sale Shares,


            (ii)  converted, exchanged or redeemed any of the Sale Shares,


            (iii) forgiven, released, compromised or demanded payment of any indebtedness owed to it by the Company other than upon full payment thereof

            (iv) amended, cancelled or terminated any Agreement with the Company or entered into any new Company Agreement

            (v) waived, amended, cancelled, terminated, exercised or failed to exercise any of the material Sale Share rights,

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            (vi)  created or permitted to exist any Lien on any of the Sale
                  Shares, or

            (vii) agreed to do any of the foregoing

   (g) COMPLETENESS OF DOCUMENTS. The Vendor or the Company have furnished the Purchaser with, or have made available to the Purchaser, accurate and complete copies of all material documents of which the Vendor has knowledge, after due inquiry, evidencing the Sale Shares and other agreements and documents relating to the Company Sale Shares, the business and affairs of the Company, its capital structure, accounts, business plans and generally any part thereof, including all amendments thereto and such further or other documentation requested by the Purchaser and provided to the Purchaser by the Company (or any third party acting on the Company's behalf).

   (h)      LITIGATION.  There is no:-


            (i) action, suit, claim, proceeding or investigation pending or threatened against the Vendor, at law or in equity, or before or by any federal, state, municipal or other government department, commission, board, bureau agency or instrumentality, domestic or foreign,


            (ii)  arbitration proceeding relating to the Vendor pending, or

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            (iii) governmental inquiry pending or threatened against the Vendor, which, if adversely determined, would question the validity of or prevent the consummation of the transactions contemplated by this Agreement or materially and adversely affect any of the Sale Shares.

   (i) ACCURACY OF INFORMATION. To the Vendor's knowledge, neither this Agreement or any of the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in the light of the circumstances under which they are made, not misleading, or contains a statement which is misleading.



   (j) SOLVENCY. The Vendor has assets which are in excess of its liabilities and has the financial resources to meet any and all of its obligations owed to third parties as they become due and is not insolvent under any laws to which it is subject as such laws relate to bankruptcy, insolvency, the exercise of the creditor's rights, the appointment of trustees or receivers, or other similar laws.



   (k) SECURITIES ACT REPRESENTATIONS. The Vendor is not an affiliate, underwriter, issuer or dealer, as such terms are defined in the U.S. Securities Act of 1933, as amended, of the Company.



PURCHASERS WARRANTIES


7. The Purchaser, for and on its own behalf, hereby represents and warrants to the Vendor as follows:-



      (a) ORGANISATION. The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of Delaware.



      (b) AUTHORISATION. The Purchaser has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement has been duly authorised, executed and delivered by the Purchaser and constitutes its valid and binding obligation, enforceable against the Purchaser in accordance with its terms.

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      (c)   VALIDITY. Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereby will conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by the terms of:-



            (i) any law, any rule or regulation of any government or any agency of any government or any judgment, order, writ, decree, permit or license of any court or other agency of any government to which the Purchaser may be subject;



            (ii) any contract, agreement, commitment or instrument to which the Purchaser is a party or by which the Purchaser or any of its respective assets is bound or committed; or



            (iii) the Purchasers constituent charter documents or other governing instruments.



   (d) PURCHASE FOR INVESTMENT. The Sale Shares to be purchased by the Purchaser pursuant to this Agreement are being purchased for the Purchaser's own account, for investment and not with a view to the distribution or resale thereof.



   (e) ACCURACY OF INFORMATION. Neither this Agreement nor any matter referred to in correspondence passing between the parties representatives prior to completion in connection with this Agreement or any of the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact which is necessary to make the statements made complete, in the light of the circumstances under which they are made, and are not misleading, or contains a statement which is misleading.



8. TRANSFER TAXES, FEES AND EXPENSES. The Vendor and the Purchaser shall pay their own fees and expenses incurred in connection with the transfer of the Sale Shares. For purposes of clarification, the Vendor and the Purchaser shall each pay any taxes or transfer fees, stamp duty and other levies owed to their own respective taxing authorities as a result of the transfer of the Sale Shares.

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9.    CONFIDENTIALITY  All information furnished by the Vendor to the
      Purchaser or by the Purchaser to the Vendor in connection with this Agreement and the transactions contemplated hereby, as well as the terms, conditions and provisions of this Agreement, including the Purchase Consideration and all the Schedules annexed to this Agreement shall be kept confidential by the Vendor and the Purchaser and shall be used by the Vendor and the Purchaser only in connection with this Agreement and the transactions contemplated hereby, except to the extent that such information:-


      (a) which is made available by the Purchaser in respect of its proposed sale of the Sale Shares to another party, such other party in turn being subject to a Confidentiality Agreement in terms mutatis mutandis to those contained in this agreement.



      (b) is already known by the party to whom the information is disclosed or in the public domain at the time the information is disclosed



      (c)   thereafter becomes lawfully obtainable from other sources,



      (d) is required to be disclosed in any document to be filed with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or



      (e) is required to be disclosed under laws or regulations applicable to the Vendor and the Purchaser (including notice of the transactions contemplated hereby given pursuant to rules and regulations of the Securities and Exchange Commission of the United States (SEC) or National Association of Securities Dealers (NASD) or by Court Order). Notwithstanding the foregoing, the Vendor and the Purchaser may disclose such information to their partners, directors, officers, advisors, trustees, investors and representatives provided that such persons shall be informed of the confidential nature of such information and shall be obliged to keep such information confidential pursuant to the terms of this Section.


CONDITIONS OF COMPLETION

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10.   CONDITIONS APPLICABLE TO THE PURCHASER. The obligations of the Purchaser under this Agreement to consummate the transactions contemplated by this Agreement at Completion are, at its option, subject to the following conditions:

      a. TRANSFER OF SHARES. The Vendor shall have transferred the Sale Shares to the Purchaser as directed by the Purchaser in consideration for the Consideration Shares subject to their release in accordance with Clause 2(a) above mentioned.

      b. PERFORMANCE OF THIS AGREEMENT. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Vendor at or before Completion shall have been fully complied with and performed in all material respects.

      c. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Vendor set forth in this Agreement shall be true and correct in all material respects both on the date of this Agreement and as of the Completion Date (with the same force and effect as if such representations and warranties were made anew at and as of the Completion Date, except:-


            (i) to the extent that such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date and,



            (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement.

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      d.    LITIGATION. No action, suit, litigation, proceeding or investigation shall :-

            (i) have been formally instituted and be pending with regard to the transactions contemplated by this Agreement, or

            (ii) be threatened with regard to the transactions contemplated by this Agreement.

            On the Completion Date there shall not be in force any injunction, order or decree restricting or enjoining consummation of the transactions contemplated by this Agreement.

      e. DUE DILIGENCE. The Purchaser shall have completed its due diligence examinations in connection with the transaction contemplated by this Agreement, including, but not limited to, examinations with respect to the Company and no fact or circumstance shall have come to the attention of the Purchaser which in the good faith judgment of the Purchaser constitutes or would constitute a material breach of any covenant of the Vendor hereunder or constitute or reflect any material inaccuracy in or breach of any representation and warranty made or to be made by the Vendor in connection with this Agreement.

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      f.    PAYMENT OF PURCHASE PRICE. The Purchaser shall have completed in accordance with the provisions of Clauses 2(a) and 5 above.

      g. PERFORMANCE OF THIS AGREEMENT. All other terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser at or before Completion shall have been fully complied with and performed in all material respects.

      h. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser set forth in this Agreement shall have been true and correct in all material respects both on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except:

            (i) to the extent that such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date, and

            (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement.


INDEMNIFICATION

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11.   The Vendor hereby agrees to defend, indemnify and hold harmless to the
      Purchaser from and against any damage, liability, loss, cost or expense (including reasonable attorney's fees) occasioned or caused by, resulting from or arising out of:-

      (i) any failure by the Vendor or the Company to perform any of its covenants or obligations as set forth in this Agreement or in any certificate or instrument delivered pursuant to this Agreement;

      (ii) any inaccuracy in or breach of the representations or warranties of the Vendor set forth in this Agreement; and

      (iii) any and all actions, suits, litigations, arbitrations, proceedings, investigations or claims arising out of any of the foregoing or out of facts that have occurred on or prior to the Completion Date even though such proceedings or claim may not be filed or come to light until after the Completion Date ("the "Purchaser's Damages"); provided always that in respect of all matters upon which the Purchaser may seek to place reliance for the purpose of the Vendor affording to them indemnification that all such matters should reasonably have been within the knowledge of the Vendor or should have been known by the Vendor upon the Vendor's making reasonable inquiry, but not otherwise.

12. INDEMNIFICATION BY THE PURCHASER. The Purchaser does hereby agree to defend indemnify and hold harmless the Vendor from and against any damage, liability, loss,

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      cost or expense (including reasonable attorney's fees) occasioned or caused by, resulting from or arising out of:-

      (i) any failure by the Purchaser to perform any of its covenants or obligations as set forth in this Agreement or to deliver any certificate or instrument in respect of the Consideration Shares required to be delivered pursuant to the provisions of Clause 2(b) of this Agreement;

      (ii) any inaccuracy in or breach of any of the representations or warranties of the Purchaser set forth in this Agreement; and

      (iii) any and all actions, suits, litigations, arbitrations, proceedings, investigations or claims arising out of any of the foregoing or out of facts that have occurred on or prior to the Completion Date even though such proceeding or claim may not be tried or come to light until after the Completion Date ("the Vendor's Damages"); provided always that in respect of all matters upon which the Vendor may seek to place reliance for the purpose of the Purchaser affording to it indemnification that all such matters should reasonably have been within the knowledge of the Purchaser or should have been known by the Purchaser upon making reasonable enquiry, but not otherwise.


13. INDEMNIFICATION PROCEDURE. Each party which may request indemnification under this Agreement agrees to give any party from which it may request indemnification under this

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      Agreement prompt notice of any event or any written claim by a third party, of which it obtains knowledge, which could give rise to any damage, liability, loss, cost or expense as to which it may request indemnification under this Agreement, and, in the case of such third party, claims or assertions, each party which may request indemnification under this Agreement at the expense of the indemnifying party will co-operate with the indemnifying party in determining the validity of any such claim or assertion. In connection with any such third party claim if the indemnifying party shall have acknowledged in writing its obligation to indemnify in respect of such claim which might give rise to a claim for indemnity hereunder, the indemnifying party may select Counsel to direct the Defence of such third party claim, which Counsel shall be reasonably satisfactory to the indemnified party. The indemnifying party shall arrange for such Counsel to inform the indemnified party on a regular basis of the status of such case. The indemnified party may, at its election and expense participate in the Defence of such third party claim. The indemnifying party shall not settle any such claim without the consent of the indemnified party if any relief, other than the payment of money damages, would be granted by such settlement or if the indemnified party would be liable to the third party for the amount of such settlement.

14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the parties to this Agreement shall survive for a period of two years following the date of completion of the transaction hereby contemplated. Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement irrespective of any information obtained by them by any investigation, examination or otherwise.


GENERAL

15. Any notice required or permitted to be given by either party to the other under these Conditions shall be in Writing addressed to that other party at its registered office or principal place of business or last known address or such other address as may at the relevant time have been notified pursuant to this provision to the party giving the notice.

16. No waiver by either party of any breach of this Agreement shall be considered as a waiver of any subsequent breach of the same or any other provision.

17. If any provision of these Conditions is held by any competent authority to be invalid or unenforceable in whole or in part the validity of the other provisions of these Conditions and the remainder of the provision in question shall not be affected thereby.

18. This Agreement and these Conditions shall be governed by the laws of England and Wales and the parties consent to the exclusive jurisdiction of the English Courts in all matters regarding this Agreement and these Conditions.

19. Unless the context otherwise requires, words importing one gender include all other genders and words importing the singular include the plural and vice versa. The

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      Headings incorporated into this agreement are solely for the purpose of identification only and each clause contained herein shall be construed by reference to the meaning of the wording used.

CONTINUING DISPUTES ARBITRATION

20. In the event of there being any dispute that has not been resolved between the parties hereto then in the continued absence of agreement (which for this purpose shall be deemed conclusive if either the Seller or the Purchaser should serve a notice on the other calling for the dispute to be arbitrated upon) the matter shall be referred to arbitration. Such dispute shall be determined by a single Arbitrator to be agreed upon by the parties but in default of such agreement shall be nominated on the application of either party by the President of the Law Society of England and Wales or other reasonable arbitration agreed upon by the parties hereto acting in good faith and in accordance with and subject to the provisions of any applicable legislation providing for arbitration for the time being in force. Upon every such reference the arbitrator shall have power to take the opinion of Counsel as he may think fit and to act upon any opinion so taken and to obtain the assistance of such accountants or a valuer or other experts as he may think fit and to act upon any statement of accounts, valuation or expert assistance so obtained.

CANCELLATION

21. This agreement shall not be varied or cancelled unless such variation or cancellation shall be expressly agreed in writing by the parties hereto.


CONTINUING EFFECT OF AGREEMENT

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22.   If any of the provisions of this agreement is found by an arbitrator,
      court or   other competent authority to be void or unenforceable such provision shall be deemed to be deleted from this agreement and the remaining provisions of this agreement shall remain in full force and effect. Notwithstanding the foregoing the parties hereto shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision so found to be void or unenforceable.



NO PARTNERSHIP

23. Nothing in this agreement shall be deemed to constitute a partnership between the parties to this agreement nor constitute any party, the agent of the other party or otherwise entitle any party to have authority to bind the other party for any purpose.

CONFIDENTIALITY

24. The parties hereto (save as otherwise provided in this Agreement in Clause 9 above) shall keep all the terms and conditions of this Agreement and anything relating thereto in the strictest of confidence and shall not divulge any of the same to any third party save with the prior written consent of the other party first being obtained. This strict duty of confidentiality shall continue and remain in full force and effect notwithstanding the fulfilment of all the other terms and conditions hereof.

IN WITNESS whereof the parties hereto have hereunder affixed their hands the day and year first aforementioned:-


Signed by a duly authorised
representative for and on behalf                    /s/ A.D. GARRETT
of the Vendor                                       ----------------------------

Signed by a duly authorised representative          /s/ STEFAN ALLESCH-TAYLOR
for and on behalf of the Purchaser                  ----------------------------

                                                    /s/ JASON E. FORSYTH
                                                    ----------------------------

                                 THE FIRST SCHEDULE


100 Shares of 1 (Pound) each

                                THE SECOND SCHEDULE

     The Shares represented by this Certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be offered or sold or otherwise transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, or a prior opinion of Counsel satisfactory to the issuer, that registration is not required under the Act.

                                 THE THIRD SCHEDULE